Exhibit 10.6

LILY GROUP INC.

DRAWDOWN PROMISSORY NOTE

Up to $1,000,000	February 26, 2013

FOR VALUE RECEIVED, the undersigned, Lily Group Inc. an Indiana corporation (“Maker”), hereby promises to pay to the order of Solomon Oden Howell, Jr., James W. Stuckert and Diane V. Stuckert or their successors or assigns (collectively, “Payee”), the unpaid principal balance of the Drawdowns (as defined below), together with interest accrued thereon at the Applicable Rate (as defined herein) from the date hereof until the date that this Promissory Note (this “Note”) is paid in full; provided, however, upon the occurrence of an Event of Default (as defined below), then to the extent permitted by law, Maker will pay interest to the Payee, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the Default Rate (as defined herein).  All payments on this Note shall be due and payable in lawful money of the United States of America.

1. Definitions.

“Adjusted LIBOR Rate” means three and one-half percentage points (3.50%) in excess of the LIBOR Base Rate.

“Applicable Rate” means a fluctuating per annum rate equal to the Adjusted LIBOR Rate.

“Business Day” means a day (other than Saturday or Sunday) when commercial banks in Dallas, Texas are open for conducting customary commercial banking activities.

“Default Rate” means the lesser of the Maximum Rate and ten percent (10%) per annum.

“Index Rate” means at any time the variable rate of interest published in The Wall Street Journal’s “Money Rates” table as the prime rate.  If multiple prime rates are quoted in the table, then the highest prime rate will be the Index Rate.  In the event the prime rate is no longer published in the “Money Rates” table, the Payee will choose a substitute index rate which is based upon comparable information.  The “prime rate” is a rate set by banks based upon various factors, including such banks’ costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

“Interest Period” means a period of thirty (30) days corresponding with the thirty (30) day LIBOR Reference Period commencing on the first Business day of each calendar month, and continuing up to but excluding the date of the next successive thirty (30) day LIBOR Reference Period.  Succeeding Interest Periods shall commence on and include the day immediately following the expiration date of the preceding Interest Period and shall continue up to but exclude the beginning date of the next applicable Interest Period.

“LIBOR Base Rate” refers to the London Interbank Offered Rate (“LIBOR”) for the thirty (30) day LIBOR Reference Period as quoted on the Telerate Information System.  Until Bank notifies Maker otherwise, the LIBOR will be the rate quoted on the first Business Day of each Interest Period.  If LIBOR is no longer published on the Telerate Information System, or in the event no such quotation is available on such date, then the LIBOR Base Rate shall be LIBOR for the thirty (30) day Libor Reference Period as quoted in The Wall Street Journal.  If LIBOR is no longer published in The Wall Street Journal, or in the event no such quotation is available on such date, then the LIBOR Base Rate shall be that rate for an Interest Period at which U.S. dollars are offered by four major banks (the “Reference Banks”) in the London Interbank market at approximately 11:00 a.m. London time, on the day that is two (2) Business Days preceding that Interest Period (subject to availability of quotations, as set forth in the first two sentences of this subsection (i)), to prime banks in the London Interbank market, as determined by Payee, for a period equal to the LIBOR Reference Period, and in a representative principal amount corresponding to the Note.  Payee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Payee, at approximately 11:00 a.m. New York City time, on that date for loans in U.S. dollars to leading European banks for a period equal to the LIBOR Reference Period, and in a representative principal amount corresponding to the Note.

“LIBOR Reference Period” is a period of thirty (30) days.

“Loan” means all amounts loan to Payee under this Note.

“Maturity Date” means the earlier of February 26, 2014, or such earlier date upon which Payee demands payment in full of all unpaid principal under this Note and accrued but unpaid interest thereon.

 “Maximum Rate” means the maximum lawful rate as determined in accordance with Section 11 hereof.

“Note” means this Drawdown Promissory Note.

2. Drawdowns.  Up to $1,000,000.00 of principal under this Note may be drawn down from time to time prior to the Maturity Date (as defined below), upon written request from Maker to Payee (each, a “Drawdown Request”), which Drawdown Request must state: (i) the amount to be drawn down; and (ii) the purpose for which the proceeds from such drawdown will be utilized.  If any such Drawdown Request is approved by Payee (which approval shall be in Payee’s sole and absolute discretion), Payee shall execute such Drawdown Request, and such approved Drawdown Request shall be attached to this Note.  Within two (2) Business Days (as defined below) after such approval, Payee shall fund such approved Drawdown Request.  The proceeds of any approved Drawdown Request may only be used for the purpose(s) set forth in such approved Drawdown Request. Upon Payee funding a Drawdown Request, Maker will amend Schedule I to this Agreement to reflect such drawdown (each, a “Drawdown”).  Upon execution of this Note, Payee will fund an initial Drawdown as set forth on Schedule I.

3. Principal and Interest Payments.

(a) Maker shall pay monthly payments of all accrued and unpaid interest on the unpaid principal balance drawn down under this Note on the first (1st) day of each month, commencing on March 1, 2013, and continuing on the first (1st) day of each month thereafter, until the Maturity Date, computed at the Applicable Rate.  All outstanding principal and accrued and unpaid interest on this Note and all other amounts due with respect to the Note shall be due and payable on the Maturity Date.

(b) Should any payment become due and payable on any day other than a Business Day, the date of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest or any installment of either thereof, interest shall accrue and be payable thereon for the period of such extension at the applicable interest rate or rates specified herein.  Each payment by Maker on account of the principal of or interest on this Note or of any fee or other amount payable to Payee shall be made not later than 11:00 a.m. (Dallas, Texas time) on the applicable due date (or if such day is not a Business Day, the next succeeding Business Day).  Any payment made after 11:00 a.m. (Dallas, Texas time) shall be credited on the next succeeding Business Day.  All payments shall be made to Payee, in U.S. Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

(c) All payments of principal and interest that are past due shall, at the option of Payee, bear interest at a per annum interest rate equal to the Default Rate.  Maker agrees to pay interest on all amounts which Maker fails or refuses to pay, following the applicable notice and cure period, if any, at the Default Rate from the date due until paid.

(d) Except for purposes of computing the Maximum Rate, interest shall be calculated on the basis of a 360-day year applied to the actual number of days upon which principal is outstanding by multiplying the principal amount outstanding hereunder by the applicable interest rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by three hundred sixty (360).

4. Prepayments.  Maker may at its sole option prepay all or any part of the principal of this Note, or interest thereon, before maturity without penalty or premium.  All such prepayments shall first be applied to accrued interest under this Note, and the remaining balance of any such prepayments, if any, shall be applied to principal of this Note.

5. Method of Payment.  All payments made under this Note, whether of principal or interest, shall be made by Maker to Payee on the date specified or provided herein and shall be delivered by means of certified or cashiers’ check or wire transfer of immediately available funds to an account specified by the holder hereof.  Whenever payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.  If the date for any payment is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.  “Business Day” means every day which is not a Saturday, Sunday or legal holiday in the State of Texas.

6. Events of Default. The following shall constitute events of default (“Events of Default”) hereunder:

(a) failure of Maker to make any payment on this Note as and when the same becomes due and payable in accordance with the terms hereof, if the same has continued for five (5) days after written notice specifying such default has been delivered to Maker by Payee;

(b) failure of Maker to perform any other covenant contained herein or in the Security Agreement, if the same has continued for thirty (30) days after written notice specifying such default has been delivered to Maker by Payee;

(c) Maker (i) shall default in the payment of any of its obligations for borrowed money other than under this Note, (ii) shall default in the performance or observance of any other provision contained in any agreements or instruments evidencing or governing any of its obligations for borrowed money and such default is not waived and continues beyond any applicable cure period or (iii) any other event or condition occurs which results in the acceleration of obligations for borrowed money.

(d) if Maker makes an assignment for the benefit of creditors, or petitions or applies for the appointment of a liquidator, receiver or custodian (or similar official) of it or of any substantial part of its assets, or if Maker commences any proceeding or case relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, or takes any action to authorize any of the foregoing; or

(e) if any petition or application of the type described in subparagraph (d) immediately above is filed or if any such proceeding or case described in subparagraph (d) is commenced against Maker and is not dismissed within sixty (60) days, or if Maker indicates its approval thereof, consents thereto or acquiesces therein, or if an order is entered appointing any such liquidator or receiver or custodian (or similar official), or adjudicating Maker bankrupt or insolvent, or approving a petition in any such proceeding, or if a decree or order for relief is entered in respect of Maker in an involuntary case under the Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction.

In the event any one or more of the Events of Default specified above occurs and is continuing, the holder of this Note may (i) accelerate the maturity of this Note with notice to Maker at which time all such amounts shall be immediately due and payable, (ii) proceed to protect and enforce its rights either by suit in equity or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power or right granted by this Note, or (iii) enforce any other legal or equitable right of the holder of this Note.

7. Delay or Omission Not Waiver.  No delay or omission on the part of the holder of this Note in the exercise of any power, remedy or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other right or power hereunder.

8. Waiver.  Any term, covenant, agreement or condition of this Note may, with the written consent of Payee, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), altered, modified or amended.

9. Attorneys’ Fees and Costs.  In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees and court costs incurred by the holder hereof on account of such collection, whether or not suit is filed.

10. Successors and Assigns.  All of the covenants, stipulations, promises and agreements in this Note made by Maker and Payee (by virtue of its acceptance of this Note) shall bind its successors and assigns, whether so expressed or not.

11. Maximum Lawful Rate.  Any provision in this Note or in any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, express or implied, to the contrary notwithstanding, Payee shall not in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Payee shall be paid, as interest, a sum greater than the maximum rate of interest permitted by applicable law.  If any construction of this Note, or any and all other papers, agreements or commitments, indicates a different right given to Payee to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording, which this clause shall override and control; it being the intention of the parties that this Note and all other instruments relating to this Note shall in all things comply with applicable law, and proper adjustment shall automatically be made accordingly.  In the event Payee ever receives, collects or applies as interest, any sum in excess of the maximum rate of interest permitted by applicable law, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note in the inverse order of maturity, and if this Note is paid in full, any remaining excess shall be paid to Maker.  In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest permitted by applicable law, Maker and Payee shall, the maximum extent permitted under applicable law (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) “spread” the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

12. Governing Law.  This Note shall be governed by and construed in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

13. Notice.  Any notice or demand given hereunder shall be deemed to have been given and received (i) when actually received by the receiving party, if delivered in person, by facsimile transmission (as evidenced by confirmation), by e-mail or by overnight courier service, or (ii) if mailed, on the earlier of the date actually received or (whether ever received or not) five Business Days after a letter containing such notice, certified or registered, with postage prepaid, addressed to the receiving party, is deposited in the United States mail.  The address of: (i) Maker is 777 Main Street, Suite 3100, Fort Worth, Texas 76102, Attn: P. Richard Risinger, rick@lilygroup.com; and (ii) the address for Payee is, 103 North Court Street, Sullivan, Indiana 47882; rick@lilygroup.com; in each case of (i) or (ii) above, or such other address as either Maker or Payee shall advise the other by the procedure set forth above.

14. Severability.  In case any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

EXECUTED as of the date set forth above.

LILY GROUP INC. By: ________________________

Each of the undersigned execute this Note in order to acknowledge the undersigned’s agreements and obligations set forth herein.

________________________ Solomon Oden Howell, Jr.

________________________ James W. Stuckert

________________________ Diane V. Stuckert

Signature Page to Drawdown Promissory Note

SCHEDULE I

Date of Drawdown	Amount of Drawdown
February __, 2013	$____________